Exhibit 99.2

Dear ESOP Participant:

On behalf of the Board of Directors of FedFirst Financial Corporation (the “Company”), I am forwarding you the attached blue vote authorization form provided for the purpose of conveying your voting instructions to MG Trust Co. (the “Trustee”) on the proposals to be presented at the Special Meeting of Stockholders of FedFirst Financial Corporation to be held at             ,             , Pennsylvania on             , 2014, at __:             .m., local time. Also enclosed is a Notice and Proxy Statement for the Special Meeting of Stockholders of FedFirst Financial Corporation.

As a participant in the First Federal Savings Bank Employee Stock Ownership Plan (the “ESOP”), you are entitled to vote all shares of Company common stock allocated to your account as of             , 2014, the record date for the Special Meeting. All allocated shares of Company common stock will be voted as directed by participants, so long as participant instructions are received by the Trustee on or before             , 2014. If you do not direct the Trustee as to how to vote the shares of Company common stock allocated to your ESOP account, the Trustee will vote your shares in a manner calculated to most accurately reflect the instructions it receives from other participants, subject to its fiduciary duties.

Please complete, sign and return the enclosed blue vote authorization form in the postage paid envelope provided.

Sincerely,

Patrick G. O’Brien

President and Chief Executive Officer

VOTE AUTHORIZATION FORM

I understand that MG Trust Co. (the “Trustee”), is the holder of record and custodian of all shares of FedFirst Financial Corporation (the “Company”) common stock under the First Federal Savings Bank Employee Stock Ownership Plan. I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Special Meeting of Stockholders to be held at             ,             , Pennsylvania on             , 2014, at __:             .m., local time.

You	are to vote my shares as follows:

1.	To approve the Agreement and Plan of Merger, dated as of April 14, 2014, by and between CB Financial Services, Inc. and FedFirst Financial Corporation.

FOR	AGAINST	ABSTAIN

☐	☐	☐

2.	To approve, on a non-binding advisory basis, the compensation to be paid to the named executive officers of FedFirst Financial Corporation if the merger contemplated by the Agreement and Plan of Merger, described above, is consummated.

FOR	AGAINST	ABSTAIN

☐	☐	☐

3.	To adjourn the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement.

FOR	AGAINST	ABSTAIN

☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

The Trustee is hereby authorized to vote all shares of Company common stock allocated to me in its trust capacity as indicated above.

Date	Signature

Please complete, date, sign and promptly return this form in the enclosed postage-paid envelope no later than             , 2014.

Dear 401(k) Plan Participant:

On behalf of the Board of Directors of FedFirst Financial Corporation (the “Company”), I am forwarding you the attached green vote authorization form provided for the purpose of conveying your voting instructions to MG Trust Co. (the “Trustee”) on the proposals to be presented at the Special Meeting of Stockholders of FedFirst Financial Corporation to be held at             ,             , Pennsylvania on             , 2014, at __:             .m., local time. Also enclosed is a Notice and Proxy Statement for the Special Meeting of Stockholders of FedFirst Financial Corporation.

As a holder of FedFirst Financial Corporation common stock (“Common Stock”) under the First Federal Savings Bank Retirement Plan (the “401(k) Plan”), you are entitled to direct the Trustee how to vote the shares of Common Stock credited to your account as of             , 2014, the record date for the Special Meeting. If the Trustee does not receive your instructions by             , 2014, the Trustee will vote your shares in a manner calculated to most accurately reflect the instructions received from other 401(k) Plan participants.

Please complete, sign and return the enclosed green vote authorization form in the postage paid envelope provided.

Sincerely,

Patrick G. O’Brien

President and Chief Executive Officer

VOTE AUTHORIZATION FORM

I understand that MG Trust Co. (the “Trustee”) is the holder of record and custodian of all shares of FedFirst Financial Corporation (the “Company”) common stock credited to me under the First Federal Savings Bank Retirement Plan. I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Special Meeting of Stockholders to be held at             ,             , Pennsylvania on             , 2014, at __:             .m., local time.

You	are to vote my shares as follows:

1.	To approve the Agreement and Plan of Merger, dated as of April 14, 2014, by and between CB Financial Services, Inc. and FedFirst Financial Corporation.

FOR	AGAINST	ABSTAIN

☐	☐	☐

2.	To approve, on a non-binding advisory basis, the compensation to be paid to the named executive officers of FedFirst Financial Corporation if the merger contemplated by the Agreement and Plan of Merger, described above, is consummated.

FOR	AGAINST	ABSTAIN

☐	☐	☐

3.	To adjourn the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement.

FOR	AGAINST	ABSTAIN

☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

The Trustee is hereby authorized to vote all shares of Company common stock allocated to me in its trust capacity as indicated above.

Date	Signature

Please complete, date, sign and promptly return this form in the enclosed postage-paid envelope no later than             , 2014.

Dear Stock Award Recipient:

On behalf of the Board of Directors of FedFirst Financial Corporation (the “Company”), I am forwarding you the attached yellow vote authorization form provided for the purpose of conveying your voting instructions to MG Trust Co. (the “Trustee”) on the proposals to be presented at the Special Meeting of Stockholders of FedFirst Financial Corporation to be held at             ,             , Pennsylvania on             , 2014, at __:             .m., local time. Also enclosed is a Notice and Proxy Statement for the Special Meeting of Stockholders of FedFirst Financial Corporation.

You are entitled to vote all shares of restricted Company common stock awarded to you under the FedFirst Financial Corporation 2006 Equity Incentive Plan or the FedFirst Financial Corporation 2011 Equity Incentive Plan (collectively, “Incentive Plan”) that are unvested as of             , 2014, the record date for the Special Meeting. The Trustee will vote these shares of Company common stock held in the Incentive Plan Trust in accordance with instructions it receives from you and other Stock Award Recipients. To direct the voting of the unvested shares of Company common stock awarded to you under the Incentive Plan, you must complete and sign the attached yellow vote authorization form and return it in the enclosed postage-paid envelope no later than             , 2014.

Sincerely,

Patrick G. O’Brien

President and Chief Executive Officer

VOTE AUTHORIZATION FORM

I understand that MG Trust Co. (the “Trustee”) is the holder of record and custodian of all unvested restricted shares FedFirst Financial Corporation (the “Company”) common stock awarded to me under the FedFirst Financial Corporation 2006 Equity Incentive Plan or the FedFirst Financial Corporation 2011 Equity Incentive Plan (collectively, “Incentive Plan”). Further, I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Special Meeting of Stockholders to be held at             ,             , Pennsylvania on             , 2014, at __:             .m., local time.

You	are to vote my shares as follows:

1.	To approve the Agreement and Plan of Merger, dated as of April 14, 2014, by and between CB Financial Services, Inc. and FedFirst Financial Corporation.

FOR	AGAINST	ABSTAIN

☐	☐	☐

2.	To approve, on a non-binding advisory basis, the compensation to be paid to the named executive officers of FedFirst Financial Corporation if the merger contemplated by the Agreement and Plan of Merger, described above, is consummated.

FOR	AGAINST	ABSTAIN

☐	☐	☐

3.	To adjourn the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement.

FOR	AGAINST	ABSTAIN

☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

The Trustee is hereby authorized to vote all shares of Company common stock allocated to me in its trust capacity as indicated above.

Date	Signature

Please complete, date, sign and promptly return this form in the enclosed postage-paid envelope no later than             , 2014.